UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 24, 2011 (August 18, 2011)

LEVIATHAN MINERALS GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	000-53926	27-2205684
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

J1. Muara Karang Raya No. 48
Jakarta Utara, Indonesia 14450
(Address of principal executive offices)

(852) 2167-8133
(Registrant’s telephone number, including area code)

DE ACQUISITION 3, INC.
100 South Fifth Street, 19th Floor
Minneapolis, MN 55402
(Former name or former address, if changed since last report)

Copies to:

David N. Feldman, Esq.
Peter DiChiara, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Telephone: (212) 869-7000
Facsimile: (917) 591-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2011, DE Acquisition 3, Inc. (the “Company”) changed its corporate name from “DE Acquisition 3, Inc.” to “Leviathan Minerals Group Incorporated” by filing a Certificate of Ownership and Merger (“Certificate of Merger”) with the Delaware Secretary of State’s Office on August 18, 2011, whereby the Company’s wholly owned subsidiary (formed for the purpose of effecting the change in the Company’s corporate name) was merged with and into the Company and the Company adopted the name of the subsidiary.   The Company effected the name change to better reflect the nature of the business operations expected to be acquired as of the date of the filing of the Certificate of Merger and actually acquired by the Company on August 22, 2011.  The Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

Item 9.01 (d) Exhibits.

Exhibit No.            Exhibit Description

3.1                          Certificate of Ownership and Merger filed on August 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2011

LEVIATHAN MINERALS GROUP INCORPORATED

By:	/s/ Samuel Zia
Samuel Zia
President and Chief Executive Officer